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                                                                   EXHIBIT 10(q)


                            THE LAMSON & SESSIONS CO.
                            SUPPLEMENTAL PENSION PLAN


         WHEREAS, The Lamson & Sessions Co. (the "Company") has established the Lamson & Sessions Co. Salaried Employees' Retirement Plan (the "Pension Plan"), a qualified defined benefit pension plan; and

         WHEREAS, Sections 401(a)(17) and 415 of the Internal Revenue Code of 1986, as amended, place certain limitations on the amount of benefits that would otherwise be made available under the Pension Plan for certain participants; and

         WHEREAS, the Company now desires to provide the benefits which would otherwise have been payable to such participants under the Pension Plan except for such limitations, in consideration of services performed and to be performed by such participants for the Company and certain related corporations.

         NOW, THEREFORE, the Company hereby adopts and publishes this Supplemental Pension Plan, which shall contain the following terms and conditions:


                                    ARTICLE I
                                     PREFACE

         SECTION 1.1. Effective Date. The effective date of this Plan is February 23, 2000.

         SECTION 1.2. Purpose of the Plan. The purpose of this Plan is to provide additional retirement benefits for certain management and highly compensated employees of the Company.

         SECTION 1.3. Governing Law. This Plan shall be regulated, construed and administered under the laws of the State of Ohio, except when preempted by federal law.

         SECTION 1.4. Gender and Number. For purposes of interpreting the provisions of this Plan, the masculine gender shall be deemed to include the feminine, the feminine gender shall be deemed to include the masculine, and the singular shall include the plural, unless otherwise clearly required by the context.

         SECTION 1.5. Severability. If any provision of this Plan or the application thereof to any circumstance(s) or person(s) is held to be invalid by a court of competent jurisdiction, the remainder of the Plan and the application of such provision to other circumstances or persons shall not be affected thereby.


                                   ARTICLE II
                                   DEFINITIONS

         SECTION 2.1. Words and phrases used herein with initial capital letters which are defined in the Pension Plan are used herein as so defined, unless otherwise specifically defined herein or the context clearly indicates otherwise. The following words and phrases when used in this Plan with initial capital letters shall have the following respective meanings, unless the context clearly indicates otherwise:


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         SECTION 2.1(1). "Actual Pension Plan Benefit" shall mean the amount of the monthly benefit in fact payable to the Participant or his Beneficiary under the Pension Plan.

         SECTION 2.1(2). "Beneficiary".

         (a) In General. The term "Beneficiary" shall mean the person who is entitled to receive part or all of a pension or other benefit payable with respect to the Participant under the Pension Plan.

         (b) Change of Beneficiaries. Notwithstanding the foregoing, each Participant may at any time and from time to time, before and after retirement, change his Beneficiary hereunder without the consent of any existing Beneficiary or any other person. Therefore, the Beneficiary under the Plan need not be the same as the Beneficiary under the Pension Plan. However, as described in Subsection (c) of this Section, the Beneficiary under the Pension Plan shall be used as the "measuring life" for purposes of the amount and duration of the Supplemental Pension Benefits payable to any Beneficiary hereunder. The change of a Beneficiary under the Plan may be made, and may be revoked, only by an instrument (in form acceptable to the Company) signed by the Participant and filed with the Secretary of the Company prior to the Participant's death. If two or more persons designated as a Participant's Beneficiary are in existence, the amount of any payment to the Beneficiary under this Plan shall be divided equally among such persons unless the Participant's designation specifically provided to the contrary.

         (c) Effect of Change of Beneficiary. Supplemental Pension Benefits shall be payable to a Beneficiary hereunder only so long as Actual Pension Plan Benefits are being paid to the Beneficiary under the Pension Plan. In the event that the Beneficiary hereunder is different than the Beneficiary under the Pension Plan, (i) if the Beneficiary hereunder dies after the Participant but while the Beneficiary under the Pension Plan is still living, any remaining payments hereunder shall be payable, as they come due, to the estate of the Beneficiary hereunder or, if applicable, to the contingent Beneficiary designated hereunder by the Participant, (ii) if the Beneficiary hereunder predeceases the Beneficiary under the Pension Plan and the Participant, the Beneficiary hereunder shall revert to the Beneficiary last effectively designated under the Pension Plan unless and until the Participant again makes a change of Beneficiary pursuant to paragraph (b) above, and (iii) if the Beneficiary under the Pension Plan predeceases the Beneficiary hereunder, Supplemental Pension Payments hereunder shall cease.


         SECTION 2.1(3). "Code" shall mean the Internal Revenue Code of 1986, as it has been and may be amended from time to time.

         SECTION 2.1(4). "Code Limitations" shall mean the limitations imposed by Sections 401(a)(17) and 415 of the Code, or any successor(s) thereto, on the amount of the benefits which may be payable to a Participant from the Pension Plan.

         SECTION 2.1(5). "Instrument Designating Participants" shall mean the Instrument referred to in Section 5.4 by which the Company, among other things, evidences its designation of Participants in the Plan.

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         SECTION 2.1(6). "Participant" shall mean each Employee of the Company
(a) who is either a highly compensated or a management employee, (b) who is a participant in the Pension Plan, (c) who is designated by the Compensation Committee of the Board of Directors of the Company as a Participant in this Plan and (d) who as a result of participation in this Plan is entitled to a Supplemental Pension Benefit under this Plan. Each person who is so designated as a Participant under this Plan shall be notified in writing of such fact by the Company. Once an Employee has been designated as a Participant, he shall remain a Participant unless and until the Compensation Committee of the Board of Directors of the Company revokes his Participant status. Upon the revocation of Participant status, a former Participant shall remain as an inactive Participant until all vested Supplemental Pension Benefits have been paid to him or his Beneficiary; provided, however, that the Supplemental Pension Benefit payable to an inactive Participant shall never exceed the monthly benefit determined as of the date his status as a Participant in this Plan was revoked.

         SECTION 2.1(7). "Pension Plan" shall mean the Lamson & Sessions Co. Salaried Employees' Pension Plan, as such plan may be amended from time to time.

         SECTION 2.1(8). "Plan" shall mean this Lamson & Sessions Co. Supplemental Pension Plan, as it may be amended from time to time.

         SECTION 2.1(9). "Supplemental Pension Benefit" shall mean the retirement benefit determined under Section 3.1.

                                   ARTICLE III
                          SUPPLEMENTAL PENSION BENEFIT


         SECTION 3.1. Amount of Supplemental Pension Benefit. Each Participant or Beneficiary of a deceased Participant whose benefits under the Pension Plan payable on or after the Effective Date are reduced due to the Code Limitations shall be entitled to a Supplemental Pension Benefit, which shall be determined as hereinafter provided. The Supplemental Pension Benefit shall be a monthly retirement benefit equal to the difference between (a) the amount of the monthly benefit payable to the Participant or his Beneficiary under the Pension Plan, determined under the Pension Plan as in effect on the date of the Participant's termination of employment with the Controlled Group (and payable in the same optional form as his Actual Pension Plan Benefit) but calculated as if the Pension Plan did not contain the Code Limitations and (b) the amount of the Actual Pension Plan Benefit.

         SECTION 3.2. Time of Payment. A Participant's (or Beneficiary's) Supplemental Pension Benefit shall commence at the same time and under the same conditions as the benefits payable to the Participant (or Beneficiary) under the Pension Plan.

         SECTION 3.3. Form of Payment. The Supplemental Pension Benefit shall be payable in the same form and for the same duration as the benefits payable to the Participant (or Beneficiary) under the Pension Plan.

                                   ARTICLE IV
                                     VESTING

         SECTION 4.1. Vesting. A Participant shall be vested in his Supplemental Pension Plan Benefit in accordance with the vesting provisions of the Pension Plan.

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                                    ARTICLE V
                                  MISCELLANEOUS

         SECTION 5.1. Limitation on Rights of Participants and Beneficiaries - No Lien. This Plan is an unfunded, nonqualified plan and the entire cost of this Plan shall be paid from the general assets of the Company. No trust has been established for the Participants or Beneficiaries. No liability for the payment of benefits under the Plan shall be imposed upon any officer, director, employee, or stockholder of the Company. Nothing contained herein shall be deemed to create a lien in favor of any Participant or Beneficiary on any assets of the Company. The Company shall have no obligation to purchase any assets that do not remain subject to the claims of the creditors of the Company for use in connection with the Plan. Each Participant and Beneficiary shall have the status of a general unsecured creditor of the Company and shall have no right to, prior claim to, or security interest in, any assets of the Company.


         SECTION 5.2. Nonalienation. No right or interest of a Participant or his Beneficiary under this Plan shall be anticipated, assigned (either at law or in equity) or alienated by the Participant or his Beneficiary, nor shall any such right or interest be subject to attachment, garnishment, levy, execution or other legal or equitable process or in any manner be liable for or subject to the debts of any Participant or Beneficiary. If any Participant or Beneficiary shall attempt to or shall alienate, sell, transfer, assign, pledge or otherwise encumber his benefits under the Plan or any part thereof, or if by reason of his bankruptcy or other event happening at any time such benefits would devolve upon anyone else or would not be enjoyed by him, then the Company may terminate his interest in any such benefit and hold or apply it to or for his benefit or the benefit of his spouse, children or other person or persons in fact dependent upon him, or any of them, in such a manner as the Company may deem proper; provided, however, that the provisions of this sentence shall not be applicable to the surviving spouse of any deceased Participant if the Company consents to such inapplicability, which consent shall not unreasonably be withheld.

         SECTION 5.3. Employment Rights. Employment rights shall not be enlarged or affected hereby. The Company shall continue to have the right to discharge a Participant, with or without cause.

         SECTION 5.4. Instrument Designating Participants. The Compensation Committee of the Board of Directors of the Company shall designate which Employees of the Company who meet the requirements of clauses (a) and (b) of
Section 2.1(6) are to be Participants in the Plan and shall designate such Participants in an Instrument Designating Participants.

         SECTION 5.5. Administration of Plan.

         (a) The Company shall be responsible for the general administration of the Plan and for carrying out the provisions hereof and, for purposes of the Employee Retirement Income Security Act of 1974, as amended, the Company shall be the plan sponsor and the plan administrator. The Compensation Committee of the Board of Directors of the Company shall interpret where necessary, in its reasonable and good faith judgment, the provisions of the Plan and, except as otherwise provided in the Plan, shall determine the rights and status of Participants and Beneficiaries hereunder (including, without limitation, the amount of any Supplemental Pension Benefit to which a Participant or Beneficiary may be entitled under the Plan).

         (b) The Compensation Committee of the Board of Directors of the Company and the Company each may, from time to time, delegate all or part of the administrative powers, duties and authorities delegated to it under this Plan to such person or persons, office or committee as it shall select.


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         SECTION 5.6. Claims Procedure. Whenever there is denied, whether in whole or in part, a claim for benefits under the Plan filed by any person (herein referred to as the "Claimant"), the plan administrator shall transmit a written notice of such decision to the Claimant, which notice shall be written in a manner calculated to be understood by the Claimant and shall contain a statement of the specific reasons for the denial of the claim and a statement advising the Claimant that, within 60 days of the date on which he receives such notice, he may obtain review of such decision in accordance with the procedures hereinafter set forth. Within such 60-day period, the Claimant or his authorized representative may request that the claim denial be reviewed by filing with the plan administrator a written request therefor, which request shall contain the following information:


         (a) the specific portions of the denial of his claim which the Claimant requests the plan administrator to review;

         (b) a statement by the Claimant setting forth the basis upon which he believes the plan administrator should reverse the previous denial of his claim for benefits and accept his claim as made; and

         (c) any written material which the Claimant desires the plan administrator to examine in its consideration of the Claimant's position as stated pursuant to Subsection (b) above.

         Within 60 days of the date the Claimant files the written request for review, the plan administrator shall designate a named fiduciary to conduct a full and fair review of the decision denying the Claimant's claim for benefits. Within 60 days of the date of such review, the named fiduciary shall render its written decision on review, written in a manner calculated to be understood by the Claimant, specifying the reasons and Plan provisions upon which its decision was based.

         SECTION 5.7. Effect on other Benefits. Benefits payable to or with respect to a Participant under the Pension Plan or any other Company sponsored (qualified or nonqualified) plan, if any, are in addition to those provided under this Plan.

         SECTION 5.8. Payment to Guardian. If a benefit payable hereunder is payable to a minor, to a person declared incompetent or to a person incapable of handling the disposition of his property, the Company may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Company may require such proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Company from all liability with respect to such benefit.

                                   ARTICLE VI
                            AMENDMENT AND TERMINATION

         SECTION 6.1. Amendment. The Board of Directors of the Company does hereby reserve the right to amend, at any time, any or all of the provisions of the Plan, without the consent of any Participant, Beneficiary or any other person. Any such amendment shall be expressed in an instrument executed by an authorized officer of the Company and shall become effective as of the date designated in such instrument or, if no such date is specified, on the date of its execution.

         SECTION 6.2. Termination. (a) The Board of Directors of the Company does hereby reserve the right to terminate the Plan at any time, without the consent of any Participant, Beneficiary or any other person. Such termination shall be expressed in an instrument executed by


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an authorized officer of the Company and shall become effective as of the date designated in such instrument, or if no date is specified, on the date of its execution.

         (b) Upon any termination of the Plan, each affected Participant's Supplemental Pension Benefit shall be determined and distributed to him (or his Beneficiary) as otherwise provided in Article III, treating the date of termination as the date of each Participant's termination of employment, provided that the Compensation Committee of the Board of Directors of the Company may direct that benefits accrued to the date of such termination be paid, as soon as reasonably practicable following the termination, to each Participant (or in the case of a deceased Participant, the Beneficiary of such Participant) in a single lump sum payment that is the actuarial equivalent of the benefits otherwise payable to the Participant or Beneficiary, such actuarial equivalence to be determined pursuant to the procedures employed for such purposes under the Pension Plan at the date of termination.

         SECTION 6.3. Limitations on Amendment and Termination. Notwithstanding the foregoing provisions of this Article, no amendment or termination of the Plan shall, without the consent of the Participant (or, in the case of the Participant's death, the Participant's Beneficiary), adversely affect the vested Supplemental Pension Benefit under the Plan of any Participant or Beneficiary as such Benefit exists on the date of such amendment or termination.

         IN WITNESS WHEREOF, The Lamson & Sessions Co. has executed this Supplemental Pension Plan this 18th day of February, 2003.


                                            THE LAMSON & SESSIONS CO.



                                                   /s/ John B. Schulze
                                            ------------------------------------
                                                       John B. Schulze
                                            Chairman and Chief Executive Officer







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